POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that
the undersigned, Rhonda L. Brauer,
an executive of The New York Times
Company (the Company), hereby
constitutes and appoints each of
Solomon B. Watson IV and Kenneth A.
Richieri, and each of them acting
individually, her true and
lawful attorneys-in-fact to:

1. execute and file for and on
behalf of the undersigned a Form ID,
and any amendments thereto, in
order to obtain access codes
necessary to make electronic
filings with the United States
Securities and Exchange Commission
(the SEC);

2. execute for and on behalf of
the undersigned Forms 3, 4 and 5
relating to the Company's Class A
Common Stock, in accordance with
Section 16(a) of the Securities
Exchange Act of 1934
(the Exchange Act) and the rules
thereunder;

3. do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable
to complete the execution of any such
Form 3, 4 or 5 and the timely filing
of such form with the SEC and any other
authority, including the New York Stock
Exchange; and

4. take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to,
in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.




IN WITNESS WHEREOF, the undersigned
caused this Power of Attorney to be
executed as of this 3rd day of August,
2005.


s/Rhonda L. Brauer
Rhonda L. Brauer